Exhibit 99.14

CONSENT OF PROSPECTIVE OFFICER

I, L. B. Prior, III, hereby consent to be named as a prospective officer of SAIC, Inc. in the Registration Statement on Form S-4 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ L. B. PRIOR, III

L. B. Prior, III

Dated: September 1, 2005